EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of RITA Medical Systems, Inc. of our report dated February 26, 2002, except for Notes 6, 9, 12, and 17 to the consolidated financial statements included in Horizon Medical Products, Inc.'s Registration Statement on Form S-1/A dated September 11, 2002, as to which date is April 15, 2002 and Note 18 to the consolidated financial statements included in Horizon Medical Products, Inc.'s Registration Statement of Form S-1/A dated September 11, 202, as to which the date is September 9, 2002, and our report dated September 9, 2002 relating Horizon Medical Product Inc.'s consolidated financial statement schedule as of December 31, 2002 and for the year ended December 31, 2001, which appear PricewaterhouseCoopers in the Current Report on Form 8-K of RITA Medical Systems, Inc. dated July 29, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Birmingham, Alabama

January 21, 2005